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                             DRUEN, RATH & DIETRICH
                                     [LOGO]




December 20, 1995

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

Ladies and Gentlemen:

We have prepared the Registration Statement and amendments thereto filed with the United States Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Modified Single Premium Variable Life Insurance Policies to be sold by Nationwide Life Insurance Company and to be issued and administered through the Nationwide VLI Separate Account-2. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations, and Bylaws of Nationwide Life Insurance Company ("Nationwide"), minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life, accident and health insurance, and annuity contracts.


2. The Nationwide VLI Separate Account-2 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

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Nationwide Life Insurance Company
December 20, 1995
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3.  The issuance and sale of the Modified Single Premium Variable Life Insurance
    Policies have been duly authorized by Nationwide. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the policies will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the policy must be approved, prior to the issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ DRUEN, RATH & DIETRICH

DRUEN, RATH & DIETRICH